Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2012, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Edgewater Technology, Inc. for the year ended December 31, 2011.

/s/ BDO USA, LLP

Boston, Massachusetts

June 15, 2012